Exhibit 99.1

Performant Financial Corporation Announces Financial Results for Second Quarter 2019

Livermore, Calif., August 13, 2019 - Performant Financial Corporation (Nasdaq: PFMT), (the "Company"), a leading provider of technology-enabled recovery and related analytics services in the United States, today reported the following financial results for its second quarter ended June 30, 2019:

Second Quarter Financial Highlights

•	Total revenues of $35.8 million, compared to revenues of $31.3 million in the prior year period, up 14.4%

•	Net loss of $6.4 million, or $(0.12) per diluted share, compared to net loss of $3.6 million, or $(0.07) per diluted share, in the prior year period

•	Adjusted EBITDA of $(2.5) million, compared to adjusted EBITDA of $0.1 million in the prior year period

•	Adjusted net loss of $6.5 million, or $(0.12) per diluted share, compared to an adjusted net loss of $2.5 million or $(0.05) per diluted share in the prior year period

Second Quarter 2019 Results

Total revenues in the second quarter were $35.8 million, an increase of 14.4% from revenues of $31.3 million in the prior year period. Healthcare revenues in the second quarter of 2019 were $9.3 million, an increase of 52.5% from revenues of $6.1 million in the prior year period. Combined CMS MSP and other CMS audit recovery revenues were $4.9 million in the second quarter, a 40.0% increase over the prior year period. Commercial healthcare clients contributed revenues of $4.4 million, an increase of $1.8 million or 69.2% from the prior year period. Recovery revenues in the second quarter were $22.1 million, an increase of $1.6 million, or 7.8% from revenues of $20.5 million in the prior year period. Revenues from our Customer Care / Outsourced Services in the second quarter were $4.4 million, down from $4.7 million in the prior year period.

Net loss for the second quarter of 2019 was $6.4 million, or $(0.12) per share on a fully diluted basis, compared to net loss of $3.6 million or $(0.07) per share on a fully diluted basis in the prior year period.  Adjusted net loss for the second quarter of 2019 was $6.5 million, resulting in $(0.12) per share on a fully diluted basis. This compares to an adjusted net loss of $2.5 million or $(0.05) per fully diluted share in the prior year period. Adjusted EBITDA for the second quarter of 2019 was $(2.5) million as compared to $0.1 million in the prior year period.

As of June 30, 2019, the Company had cash, cash equivalents and restricted cash of approximately $6.0 million.

Business Outlook

“Our second quarter results highlight the disruptive nature of our Healthcare technology platform and our ability to gain market share from established industry participants. As we continue to execute on our existing contracts and expand to serve clients across a wider spectrum of clients including healthcare agencies, state and federal taxing authorities, other federal agencies and commercial clients, we believe the depth and potential of our platform will be recognized. We are well-positioned to achieve our long-term strategy and reiterate our belief in being able to deliver total revenues of $200 million with margins in excess of 20% by 2021,” stated Lisa Im, CEO of Performant.

“As for today, we feel confident with our current trajectory for 2019 and we are reiterating our guidance of revenues between $158 and $168 million, and adjusted EBITDA to be a loss of between $2 and $6 million,” concluded Im.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, to supplement our consolidated financial statements, the Company presents adjusted EBITDA and adjusted net loss. These measures are not in accordance with accounting principles generally accepted in the United States of America (US GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net loss to net loss determined in accordance with US GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net loss in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net loss provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net loss has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under US GAAP. In particular, many of the adjustments to our US GAAP financial measures reflect the exclusion of items, specifically interest, tax and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

Earnings Conference Call

The Company will hold a conference call to discuss its second quarter 2019 results today at 5:00 p.m. Eastern. A live webcast of the call may be accessed on the Investor Relations section of the Company’s website at investors.performantcorp.com. The conference call is also available by dialing 877-705-6003 (domestic) or 201-493-6725 (international).

A replay of the call will be available on the Company's website or by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13693265. The telephonic replay will be available approximately three hours after the call, through August 20, 2019.

About Performant Financial Corporation

Performant helps government and commercial organizations enhance revenue and contain costs by preventing, identifying and recovering waste, improper payments and defaulted assets. Performant is a leading provider of these services in several industries, including healthcare, student loans and government. Performant has been providing recovery audit services for more than nine years to both commercial and government clients, including serving as a Recovery Auditor for the Centers for Medicare and Medicaid Services.

Powered by a proprietary analytic platform and workflow technology, Performant also provides professional services related to the recovery effort, including reporting capabilities, support services, customer care and stakeholder training programs meant to mitigate future instances of improper payments. Founded in 1976, Performant is headquartered in Livermore, California.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our outlook for revenues, net income (loss), and adjusted EBITDA in 2019 and 2021. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the high level of revenue concentration among the Company's largest customers and any termination in the Company’s relationship with any of our significant clients would result in a material decline in our revenues, that many of the Company's customer contracts are subject to periodic renewal, are not exclusive, do not provide for committed business volumes and may be changed or terminated unilaterally and on short notice, that the Company faces a long period to implement a new contract which may result in the incurrence of expenses before the receipt of revenues from new client relationships, that the Company may not have sufficient cash flows from operations or the availability of funds under its credit agreement to fund ongoing operations and other liquidity needs, that the Company’s indebtedness could adversely affect its business and financial condition and could reduce the funds available for other purposes and the failure to comply with covenants contained in its credit agreement could result in an event of default that could adversely affect its results of operations, that continuing limitations on the scope of our audit activity under our RAC contracts have significantly reduced our revenue opportunities with this client, that the Company faces significant competition in all of its markets, that the U.S. federal government accounts for a significant portion of the Company's revenues, that future legislative and regulatory changes may have significant effects on the Company's business, that failure of the Company's or third parties' operating systems and technology infrastructure could disrupt the operation of the Company's business and the threat of breach of the Company's security measures or failure or unauthorized access to confidential data that the Company possesses. More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's annual report on Form 10-K for the year ended December 31, 2018 and subsequently filed reports on Forms 10-Q and 8-K. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.

Contact Information
Richard Zubek
Investor Relations
925-960-4988
investors@performantcorp.com

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)

	June 30, 2019	December 31, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,313	$5,462
Restricted cash	1,659	1,813
Trade accounts receivable, net of allowance for doubtful accounts of $184 and $22, respectively	18,662	20,879
Prepaid expenses and other current assets	4,044	3,420
Income tax receivable	—	179
Total current assets	28,678	31,753
Property, equipment, and leasehold improvements, net	20,871	22,255
Identifiable intangible assets, net	1,042	1,160
Goodwill	81,572	81,572
ROU assets	9,046	—
Other assets	1,043	1,019
Total assets	$142,252	$137,759
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of notes payable to related party, net of unamortized debt issuance costs of $136 and $126, respectively	$2,677	$2,224
Accrued salaries and benefits	5,478	5,759
Accounts payable	1,958	1,402
Other current liabilities	3,074	3,414
Income taxes payable	24	—
Deferred revenue	1,053	1,078
Estimated liability for appeals	315	210
Earnout payable	196	—
Lease liabilities	2,880	—
Total current liabilities	17,655	14,087
Notes payable to related party, net of current portion and unamortized debt issuance costs of $2,619 and $2,345, respectively	50,218	41,105
Deferred income taxes	53	22
Earnout payable	828	1,936
Lease liabilities	7,310	—
Other liabilities	2,240	3,383
Total liabilities	78,304	60,533
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized, 500,000 shares at June 30, 2019 and December 31, 2018 respectively; issued and outstanding 53,648 and 52,999 shares at June 30, 2019 and December 31, 2018, respectively	5	5
Additional paid-in capital	78,980	77,370
Accumulated deficit	(15,037)	(149)
Total stockholders’ equity	63,948	77,226
Total liabilities and stockholders’ equity	$142,252	$137,759

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues	$35,830	$31,336	$70,706	$88,357
Operating expenses:
Salaries and benefits	28,929	22,305	58,045	44,086
Other operating expenses	11,211	12,399	24,164	35,419
Total operating expenses	40,140	34,704	82,209	79,505
(Loss) income from operations	(4,310)	(3,368)	(11,503)	8,852
Interest expense	(1,958)	(1,141)	(3,094)	(2,411)
Interest income	11	7	22	13
(Loss) income before provision for income taxes	(6,257)	(4,502)	(14,575)	6,454
Provision for (benefit from) income taxes	142	(911)	313	1,590
Net (loss) income	$(6,399)	$(3,591)	$(14,888)	$4,864
Net (loss) income per share
Basic	$(0.12)	$(0.07)	$(0.28)	$0.09
Diluted	$(0.12)	$(0.07)	$(0.28)	$0.09
Weighted average shares
Basic	53,367	51,643	53,214	51,483
Diluted	53,367	51,643	53,214	53,501

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Changes in Stockholders’ Equity
(In thousands)
(Unaudited)

	Three Months Ended June 30, 2019					Three Months Ended June 30, 2018
	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total	Common Stock		Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Total
	Shares	Amount				Shares	Amount
Balances at beginning of period	53,146	$5	$77,747	$(8,638)	$69,114	51,495	5	$72,915	$16,316	$89,236
Common stock issued under stock plans, net of shares withheld for employee taxes	502	—	(289)	—	(289)	425	—	(223)	—	(223)
Stock-based compensation expense	—	—	719	—	719	—	—	950	—	950
Recognition of warrant issued in debt financing	—	—	803	—	803	—	—	—	—	—
Net loss	—	—	—	(6,399)	(6,399)	—	—	—	(3,591)	(3,591)
Balances at end of period	53,648	5	$78,980	$(15,037)	$63,948	51,920	5	$73,642	$12,725	$86,372

	Six Months Ended June 30, 2019					Six Months Ended June 30, 2018
	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total	Common Stock		Additional Paid-In Capital	Retained Earnings	Total
	Shares	Amount				Shares	Amount
Balances at beginning of period	52,999	$5	$77,370	$(149)	$77,226	51,085	5	$72,459	$7,861	$80,325
Common stock issued under stock plans, net of shares withheld for employee taxes	649	—	(411)	—	(411)	835	—	(406)	—	(406)
Stock-based compensation expense	—	—	1,218		1,218	—	—	1,589	—	1,589
Recognition of warrant issued in debt financing	—	—	803	—	803	—	—	—	—	—
Net income (loss)	—	—	—	(14,888)	(14,888)	—	—	—	4,864	4,864
Balances at end of period	53,648	5	$78,980	$(15,037)	$63,948	51,920	5	$73,642	$12,725	$86,372

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
Cash flows from operating activities:	2019	2018
Net (loss) income	$(14,888)	$4,864
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Loss on disposal of assets	—	43
Release of net payable to client related to contract termination	—	(9,860)
Release of estimated liability for appeals due to termination of contract	—	(17,932)
Derecognition of subcontractor receivable for appeals due to termination of contract	—	5,535
Derecognition of subcontractor receivable for overturned claims	—	1,536
Provision for doubtful accounts for subcontractor receivable	—	1,868
Depreciation and amortization	4,557	5,113
ROU assets amortization	1,335	—
Deferred income taxes	31	49
Stock-based compensation	1,218	1,589
Interest expense from debt issuance costs	543	664
Earnout mark-to-market	(912)	—
Changes in operating assets and liabilities:
Trade accounts receivable	2,217	(3,098)
Prepaid expenses and other current assets	(624)	521
Income tax receivable	179	1,237
Other assets	(24)	45
Accrued salaries and benefits	(281)	101
Accounts payable	556	116
Deferred revenue and other current liabilities	(365)	2,144
Income taxes payable	24	—
Estimated liability for appeals	105	(12)
Net payable to client	—	(2,940)
Lease liabilities	(1,443)	—
Other liabilities	117	641
Net cash used in operating activities	(7,655)	(7,776)
Cash flows from investing activities:
Purchase of property, equipment, and leasehold improvements	(3,062)	(4,473)
Net cash used in investing activities	(3,062)	(4,473)
Cash flows from financing activities:
Repayment of notes payable	(1,150)	(1,100)
Debt issuance costs paid	(25)	—
Taxes paid related to net share settlement of stock awards	(445)	(591)
Proceeds from exercise of stock options	34	186
Borrowings from notes payable	11,000	—
Net cash provided by (used in) financing activities	9,414	(1,505)
Net decrease in cash, cash equivalents and restricted cash	(1,303)	(13,754)
Cash, cash equivalents and restricted cash at beginning of period	7,275	23,519
Cash, cash equivalents and restricted cash at end of period	$5,972	$9,765
Non-cash financing activities:
Recognition of warrant issued in debt financing	$803	$—
Supplemental disclosures of cash flow information:
Cash received for income taxes	$20	$82
Cash paid for interest	$2,551	$1,748
Reconciliation of the Consolidated Statements of Cash Flows to the Consolidated Balance Sheets:
Cash and cash equivalents	$4,313	$7,977
Restricted cash	1,659	1,788
Total cash, cash equivalents and restricted cash at end of period	$5,972	$9,765

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

	Three Months Ended June 30,
	2019	2018
Adjusted Loss Per Diluted Share:
Net loss	$(6,399)	$(3,591)
Plus: Adjustment items per reconciliation of adjusted net (loss) income	(77)	1,076
Adjusted net loss	(6,476)	(2,515)
Adjusted Loss Per Diluted Share	$(0.12)	$(0.05)
Diluted avg shares outstanding	53,367	51,643

	Three Months Ended June 30,
	2019	2018
Adjusted EBITDA:
Net loss	$(6,399)	$(3,591)
Provision for income taxes	142	(911)
Interest expense (1)	1,958	1,141
Interest income	(11)	(7)
Depreciation and amortization	2,245	2,537
Earnout mark-to-market (6)	(1,188)	—
Stock-based compensation	719	950
Adjusted EBITDA	$(2,534)	$119

	Three Months Ended June 30,
	2019	2018
Adjusted Net Loss:
Net loss	$(6,399)	$(3,591)
Stock-based compensation	719	950
Amortization of intangibles (2)	52	202
Deferred financing amortization costs (3)	311	333
Earnout mark-to-market (6)	(1,188)	—
Tax adjustments (4)	29	(409)
Adjusted Net Loss	$(6,476)	$(2,515)

(1)	Represents interest expense and amortization of issuance costs related to the refinancing of our indebtedness.

(2)	Represents amortization of capitalized expenses related to the acquisition of Performant by an affiliate of Parthenon Capital Partners in 2004.

(3)	Represents amortization of capitalized financing costs related to our Credit Agreement for 2018.

(4)	Represents tax adjustments assuming a marginal tax rate of 27.5%.
(6) Represents the change from prior reporting periods in the fair value of the potential earnout consideration payable to ECMC Group in connection with the Premiere acquisition.

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

We are providing the following preliminary estimates of our financial results for the year ended December 31, 2019:

	Six Months Ended	Six Months Ended	Year Ended
	June 30, 2019	December 31, 2019	December 31, 2018	December 31, 2019
	Actual	Estimate	Actual	Estimate
Adjusted EBITDA:
Net loss	$(14,888)	$ (5,160) to (13,145)	$(8,010)	$ (20,048) to (28,033)
Provision for (benefit from) income taxes	313	(563) to 437	1,542	(250) to 750
Interest expense (1)	3,094	4,656 to 5,656	4,699	7,750 to 8,750
Interest income	(22)	(18) to (33)	(28)	(40) to (55)
Depreciation and amortization	4,557	4,943 to 5,943	10,234	9,500 to 10,500
Impairment of goodwill and customer relationship (7)	—	—	2,988	—
Earnout mark-to-market (6)	(912)	—	(218)	(912)
CMS Region A contract termination (5)	—	—	(19,415)	—
Stock-based compensation	1,218	782 to 1,782	2,750	2,000 to 3,000
Adjusted EBITDA	$(6,640)	$ 4,640 to 640	$(5,458)	$ (2,000) to (6,000)

(1) Represents interest expense and amortization of issuance costs related to the refinancing of our indebtedness.
(5) Represents the net impact of the termination of our 2009 CMS Region A contract during the first quarter of 2018, comprised of release of $27.8 million of the estimated liability for appeals and the net payable to client balances into revenue, net of derecognition of $9.0 million of prepaid expenses and other current assets with a charge to other operating expenses, reflecting accrued receivables associated with amounts due from subcontractors for decided and yet-to-be decided appeals.
(6) Represents the change from prior reporting periods in the fair value of the potential earnout consideration payable to ECMC Group in connection with the Premiere acquisition.
(7) Represents intangible assets impairment charge related to Great Lakes Higher Education Guaranty Corporation customer relationship.

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

We are providing the following historical breakdown of the quarterly and annual revenue contributions under the new contribution breakdowns of our revenue results for the years ended December 31, 2017 and December 31, 2018, and six months ended June 30, 2019:

	For the Three Months Ended				For the Year Ended
	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	December 31, 2017
	(in thousands)
Recovery	$28,223	$30,911	$23,094	$25,640	$107,868
Healthcare	1,647	2,088	2,627	3,624	9,986
Outsourced Services	3,239	2,909	4,023	4,024	14,195
Total	$33,109	$35,908	$29,744	$33,288	$132,049

	For the Three Months Ended				For the Year Ended
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	December 31, 2018
	(in thousands)
Recovery	$21,940	$20,491	$16,162	$25,192	$83,785
Healthcare (1)	3,523	6,095	6,553	9,893	26,064
Outsourced Services	3,768	4,750	4,266	4,645	17,429
Total	$29,231	$31,336	$26,981	$39,730	$127,278

	For the Three Months Ended		For the Six Months Ended
	March 31, 2019	June 30, 2019	June 30, 2019
	(in thousands)
Recovery	$21,375	$22,107	$43,482
Healthcare	9,020	9,263	18,283
Outsourced Services	4,481	4,460	8,941
Total	$34,876	$35,830	$70,706

(1)	Excludes $27.8 million for the three months ended March 31, 2018, and $0.6 million for the three months ended September 30, 2018, related to the termination of the 2009 CMS Region A contract.